Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
December 8, 2016

SEARS HOLDINGS REPORTS THIRD QUARTER 2016 RESULTS

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation ("Holdings," "we," "us," "our," or the "Company")(NASDAQ: SHLD) today announced financial results for its third quarter ended October 29, 2016. As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest.
In summary, we reported a net loss attributable to Holdings' shareholders of $748 million ($6.99 loss per diluted share) for the third quarter of 2016 compared to a net loss attributable to Holdings' shareholders of $454 million ($4.26 loss per diluted share) for the prior year third quarter. Adjusted for significant items noted in our Adjusted Earnings Per Share tables, we would have reported a net loss attributable to Holdings' shareholders of $333 million ($3.11 loss per diluted share) for the third quarter of 2016 compared to a net loss attributable to Holdings' shareholders of $305 million ($2.86 loss per diluted share) in the prior year third quarter. Adjusted EBITDA was $(375) million in the third quarter of 2016, as compared to $(332) million in the prior year third quarter.
Edward S. Lampert, Holdings' Chairman and Chief Executive Officer, said, "We remain fully committed to restoring profitability to our Company and are taking actions such as reducing unprofitable stores, reducing space in stores we continue to operate (including through the Seritage lease arrangement), reducing investments in underperforming categories and improving gross margin performance and managing expenses relative to sales in key categories. While many observers have acknowledged the significant asset base of our Company, we understand the concerns related to our operating performance and are committed to transforming our Company through our Shop Your Way membership program and our Integrated Retail investments. At the same time, we will continue to explore options to recognize the inherent asset value in a manner that complements our transformation."

Highlights include:

•
A partnership with Citi Retail Services, Inc. to bring together the Sears MasterCard and Shop Your Way® offer. Starting November 1st, more than five million current Sears MasterCard holders whose cards are linked to the Shop Your Way® program earn more Shop Your Way® points at many of their favorite places and, in early 2017, the Sears MasterCard will evolve into a newly branded Shop Your Way® card;

•
A strategic relationship with Uber Technologies, Inc. that allows its drivers and riders to earn Shop Your Way® points on trips made with Uber, leveraging the scale of Shop Your Way®, its tens of millions of members, and the footprint of Sears Auto Centers to provide unique benefits for drivers and riders; and

•	Improvements in our Home Services business and expansion of its capabilities including our home warranty offerings.

Jason M. Hollar, Holdings' Chief Financial Officer, said, "We will continue to take actions to generate liquidity, adjust our overall capital structure, and manage our business while meeting all of our financial obligations. Actions may include additional expense reductions, financing transactions and asset monetization including exploring alternatives for our Kenmore®, Craftsman® and DieHard® brands, our Sears Home Services business and our real estate portfolio."

Financial Results
Revenues decreased approximately $721 million to $5.0 billion for the quarter ended October 29, 2016, compared to revenues of $5.8 billion for the quarter ended October 31, 2015. The year-over-year decline in revenues was primarily driven by having fewer Kmart and Sears Full-line stores in operation, which accounted for $323 million of the decline, as well as a 7.4% decline in comparable store sales during the quarter, which accounted for $304 million of the revenue decline.
At Kmart, comparable store sales decreased 4.4%. While we experienced an overall comparable store sales decline in our Kmart segment driven by declines in the grocery & household, consumer electronics and pharmacy categories, we are encouraged by the comparable store sales increases experienced in several categories this quarter, including apparel, jewelry and outdoor living. Sears Domestic comparable store sales decreased 10.0% during the third quarter of 2016, primarily driven by decreases in the home appliances, apparel and consumer electronics categories.
During the third quarter, gross margin decreased $300 million compared to the prior year third quarter due to the above noted decline in sales, as well as a decline in our gross margin rate in both the Kmart and Sears Domestic segments. The decline in margin rate in both segments was primarily driven by a decline in gross margin performance in the apparel business, as well as an overall increase in markdowns.
Selling and administrative expenses decreased $87 million in the third quarter of 2016 compared to the prior year quarter. Excluding significant items noted in our Adjusted Earnings Per Share tables, selling and administrative expenses declined $224 million, primarily due to a decrease in payroll expense. In addition, advertising expense declined as we shifted away from traditional advertising to the use of Shop Your Way® points awarded to members, the expense for which is included in gross margin.
Financial Position
The Company's cash balances were $258 million at October 29, 2016 compared with $238 million at January 30, 2016. Short-term borrowings totaled $618 million at the end of the third quarter of 2016 compared to $797 million at January 30, 2016.
Merchandise inventories were $5.0 billion at October 29, 2016, compared to $6.2 billion at October 31, 2015, while merchandise payables were $1.6 billion and $2.3 billion at October 29, 2016 and October 31, 2015, respectively.
At October 29, 2016, we had utilized approximately $1.0 billion of our $1.971 billion revolving credit facility due in 2020 (consisting of $370 million of borrowings and $660 million of letters of credit outstanding). The amount available to borrow under our credit facility was approximately $174 million, which reflects the effect of our springing fixed charge coverage ratio covenant and the borrowing base limitation in our revolving credit facility, which varies primarily based on our overall inventory and receivables balances.
Total long-term debt (including current portion of long-term debt and capital lease obligations) was $3.7 billion and $2.2 billion at October 29, 2016 and January 30, 2016, respectively.
Update on Strategic Initiatives
On May 26, 2016, we announced our intention to explore alternatives for our Kenmore®, Craftsman® and DieHard® brands and our Sears Home Services business by evaluating potential partnerships or other transactions that could expand distribution of our brands and service offerings to realize significant growth. We continue to evaluate opportunities for these businesses. There can be no assurance that we will complete one or more transactions, and we also intend to take actions on our own that present the opportunity to improve the economics of these brands and business, including potential externalization through non-Sears Holdings channels.
Adjusted EBITDA
In addition to our net loss attributable to Sears Holdings' shareholders determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") and Adjusted Loss Per Share ("Adjusted EPS"), which are non-GAAP measures. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts. We believe that our use of Adjusted EBITDA and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results for them to make our statements more useful and comparable. However, we do not, and do not recommend that you, solely use Adjusted EBITDA or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted loss per share in addition to Adjusted EPS in assessing our earnings performance.
As a result of the Seritage and JV transactions, Adjusted EBITDA for the third quarter of 2016 and 2015 included additional rent expense of approximately $48 million and $52 million, respectively, while the first nine months of 2016 and 2015 included additional rent expense of approximately $150 million and $78 million, respectively. Due to the structure of the leases, we expect that our cash rent obligations to Seritage and the joint venture partners will decline, over time, as space in these stores is recaptured. From the inception of the Seritage transaction to date, we have received recapture notices on 17 properties, which is estimated to reduce the rent expense by approximately $10 million on an annual basis. We have also exercised our right to terminate the lease on 17 properties, which is estimated to reduce rent expense by approximately $6 million on an annual basis.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our liquidity, our ability to successfully achieve our plans to generate liquidity through potential transactions or otherwise, our intention to explore potential partnerships or other transactions involving our Kenmore®, Craftsman® and DieHard® brands and our Sears Home Services business, and other statements that describe the Company's plans. Whenever used, words such as "will," "expect," and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of risks, uncertainties and factors relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Sears Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		39 Weeks Ended
millions, except per share data	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
REVENUES
Merchandise sales and services	$5,029	$5,750	$16,086	$17,843
COSTS AND EXPENSES
Cost of sales, buying and occupancy	4,067	4,488	12,687	13,628
Gross margin dollars	962	1,262	3,399	4,215
Gross margin rate	19.1%	21.9%	21.1%	23.6%
Selling and administrative	1,543	1,630	4,530	5,005
Selling and administrative expense as a percentage of total revenues	30.7%	28.3%	28.2%	28.1%
Depreciation and amortization	91	94	278	330
Impairment charges	3	17	18	71
Gain on sales of assets	(51)	(97)	(166)	(730)
Total costs and expenses	5,653	6,132	17,347	18,304
Operating loss	(624)	(382)	(1,261)	(461)
Interest expense	(105)	(74)	(289)	(249)
Interest and investment income (loss)	(8)	17	(25)	(27)
Loss before income taxes	(737)	(439)	(1,575)	(737)
Income tax (expense) benefit	(11)	(14)	(39)	189
Net loss	(748)	(453)	(1,614)	(548)
Income attributable to noncontrolling interests	—	(1)	—	(1)
NET LOSS ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$(748)	$(454)	$(1,614)	$(549)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS
Diluted loss per share	$(6.99)	$(4.26)	$(15.10)	$(5.15)
Diluted weighted average common shares outstanding	107.0	106.6	106.9	106.5

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	October 29, 2016	October 31, 2015	January 30, 2016
ASSETS
Current assets
Cash and cash equivalents	$258	$294	$238
Accounts receivable	372	475	419
Merchandise inventories	5,032	6,208	5,172
Prepaid expenses and other current assets	304	242	216
Total current assets	5,966	7,219	6,045
Property and equipment (net of accumulated depreciation and amortization of $2,886, $2,925 and $2,960)	2,392	2,668	2,631
Goodwill	269	269	269
Trade names and other intangible assets	1,904	2,090	1,909
Other assets	334	510	483
TOTAL ASSETS	$10,865	$12,756	$11,337
LIABILITIES
Current liabilities
Short-term borrowings	$618	$686	$797
Current portion of long-term debt and capitalized lease obligations	594	71	71
Merchandise payables	1,556	2,295	1,574
Other current liabilities	1,848	1,927	1,925
Unearned revenues	759	793	787
Other taxes	355	324	284
Total current liabilities	5,730	6,096	5,438
Long-term debt and capitalized lease obligations	3,087	2,111	2,108
Pension and postretirement benefits	1,997	2,133	2,206
Deferred gain on sale-leaseback	656	775	753
Sale-leaseback financing obligation	164	164	164
Other long-term liabilities	1,716	1,811	1,731
Long-term deferred tax liabilities	890	959	893
Total Liabilities	14,240	14,049	13,293
DEFICIT
Total Deficit	(3,375)	(1,293)	(1,956)
TOTAL LIABILITIES AND DEFICIT	$10,865	$12,756	$11,337

Total common shares outstanding	107.0	106.6	106.7

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 29, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$1,888	$3,141	$5,029

Cost of sales, buying and occupancy	1,605	2,462	4,067
Gross margin dollars	283	679	962
Gross margin rate	15.0%	21.6%	19.1%

Selling and administrative	555	988	1,543
Selling and administrative expense as a percentage of total revenues	29.4%	31.5%	30.7%
Depreciation and amortization	17	74	91
Impairment charges	3	—	3
Gain on sales of assets	(30)	(21)	(51)
Total costs and expenses	2,150	3,503	5,653
Operating loss	$(262)	$(362)	$(624)

Number of:
Kmart Stores	801	—	801
Full-Line Stores	—	676	676
Specialty Stores	—	26	26
Total Stores	801	702	1,503

	13 Weeks Ended October 31, 2015
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$2,247	$3,503	$5,750

Cost of sales, buying and occupancy	1,774	2,714	4,488
Gross margin dollars	473	789	1,262
Gross margin rate	21.1%	22.5%	21.9%

Selling and administrative	585	1,045	1,630
Selling and administrative expense as a percentage of total revenues	26.0%	29.8%	28.3%
Depreciation and amortization	17	77	94
Impairment charges	10	7	17
Gain on sales of assets	(12)	(85)	(97)
Total costs and expenses	2,374	3,758	6,132
Operating loss	$(127)	$(255)	$(382)

Number of:
Kmart Stores	952	—	952
Full-Line Stores	—	708	708
Specialty Stores	—	27	27
Total Stores	952	735	1,687

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended October 29, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$6,248	$9,838	$16,086

Cost of sales, buying and occupancy	5,100	7,587	12,687
Gross margin dollars	1,148	2,251	3,399
Gross margin rate	18.4%	22.9%	21.1%

Selling and administrative	1,597	2,933	4,530
Selling and administrative expense as a percentage of total revenues	25.6%	29.8%	28.2%
Depreciation and amortization	51	227	278
Impairment charges	7	11	18
Gain on sales of assets	(120)	(46)	(166)
Total costs and expenses	6,635	10,712	17,347
Operating loss	$(387)	$(874)	$(1,261)

Number of:
Kmart Stores	801	—	801
Full-Line Stores	—	676	676
Specialty Stores	—	26	26
Total Stores	801	702	1,503

	39 Weeks Ended October 31, 2015
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Merchandise sales and services	$7,062	$10,781	$17,843

Cost of sales, buying and occupancy	5,562	8,066	13,628
Gross margin dollars	1,500	2,715	4,215
Gross margin rate	21.2%	25.2%	23.6%

Selling and administrative	1,802	3,203	5,005
Selling and administrative expense as a percentage of total revenues	25.5%	29.7%	28.1%
Depreciation and amortization	56	274	330
Impairment charges	12	59	71
Gain on sales of assets	(173)	(557)	(730)
Total costs and expenses	7,259	11,045	18,304
Operating loss	$(197)	$(264)	$(461)

Number of:
Kmart Stores	952	—	952
Full-Line Stores	—	708	708
Specialty Stores	—	27	27
Total Stores	952	735	1,687

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		39 Weeks Ended
millions	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net loss attributable to Holdings per statement of operations	$(748)	$(454)	$(1,614)	$(549)
Income attributable to noncontrolling interests	—	1	—	1
Income tax expense (benefit)	11	14	39	(189)
Interest expense	105	74	289	249
Interest and investment (income) loss	8	(17)	25	27
Operating loss	(624)	(382)	(1,261)	(461)
Depreciation and amortization	91	94	278	330
Gain on sales of assets	(51)	(97)	(166)	(730)
Before excluded items	(584)	(385)	(1,149)	(861)

Closed store reserve and severance	113	(1)	182	36
Pension expense	72	58	216	172
Other(1)	43	2	52	(87)
Amortization of deferred Seritage gain	(22)	(23)	(66)	(30)
Impairment charges	3	17	18	71
Adjusted EBITDA	$(375)	$(332)	$(747)	$(699)
(1) The 13- and 39- week periods ended October 29, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses, while the 13- and 39- week periods ended October 31, 2015 consisted of one-time credits from vendors, expenses associated with legal matters, transactions costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	October 29, 2016			October 31, 2015
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating loss per statement of operations	$(262)	$(362)	$(624)	$(127)	$(255)	$(382)
Depreciation and amortization	17	74	91	17	77	94
Gain on sales of assets	(30)	(21)	(51)	(12)	(85)	(97)
Before excluded items	(275)	(309)	(584)	(122)	(263)	(385)

Closed store reserve and severance	107	6	113	1	(2)	(1)
Pension expense	—	72	72	—	58	58
Other(1)	—	43	43	1	1	2
Amortization of deferred Seritage gain	(4)	(18)	(22)	(5)	(18)	(23)
Impairment charges	3	—	3	10	7	17
Adjusted EBITDA	$(169)	$(206)	$(375)	$(115)	$(217)	$(332)
% to revenues	(9.0)%	(6.6)%	(7.5)%	(5.1)%	(6.2)%	(5.8)%

	39 Weeks Ended
	October 29, 2016			October 31, 2015
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating loss per statement of operations	$(387)	$(874)	$(1,261)	$(197)	$(264)	$(461)
Depreciation and amortization	51	227	278	56	274	330
Gain on sales of assets	(120)	(46)	(166)	(173)	(557)	(730)
Before excluded items	(456)	(693)	(1,149)	(314)	(547)	(861)

Closed store reserve and severance	159	23	182	42	(6)	36
Pension expense	—	216	216	—	172	172
Other(1)	8	44	52	9	(96)	(87)
Amortization of deferred Seritage gain	(13)	(53)	(66)	(6)	(24)	(30)
Impairment charges	7	11	18	12	59	71
Adjusted EBITDA	$(295)	$(452)	$(747)	$(257)	$(442)	$(699)
% to revenues	(4.7)%	(4.6)%	(4.6)%	(3.6)%	(4.1)%	(3.9)%
(1) The 13- and 39- week periods ended October 29, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses, while the 13- and 39- week periods ended October 31, 2015 consisted of one-time credits from vendors, expenses associated with legal matters, transactions costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 29, 2016
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$962	$—	$38	$—	$—	$(22)	$—	$—	$978
Selling and administrative impact	1,543	(72)	(75)	—	—	—	(43)	—	1,353
Depreciation and amortization impact	91	—	(2)	—	—	—	—	—	89
Impairment charges impact	3	—	(3)	—	—	—	—	—	—
Gain on sales of assets impact	(51)	—	—	16	—	—	—	—	(35)
Operating loss impact	(624)	72	118	(16)	—	(22)	43	—	(429)
Interest and investment loss impact	(8)	—	—	—	9	—	—	—	1
Income tax expense impact	(11)	(27)	(44)	6	(3)	8	(16)	287	200
After tax and noncontrolling interests impact	(748)	45	74	(10)	6	(14)	27	287	(333)
Diluted loss per share impact	$(6.99)	$0.42	$0.69	$(0.09)	$0.06	$(0.13)	$0.25	$2.68	$(3.11)
(1) Consists of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

	13 Weeks Ended October 31, 2015
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$1,262	$—	$6	$—	$—	$(23)	$—	$—	$1,245
Selling and administrative impact	1,630	(58)	7	—	—	—	(2)	—	1,577
Depreciation and amortization impact	94	—	—	—	—	—	—	—	94
Impairment charges impact	17	—	(17)	—	—	—	—	—	—
Gain on sales of assets impact	(97)	—	—	83	—	—	—	—	(14)
Operating loss impact	(382)	58	16	(83)	—	(23)	2	—	(412)
Interest and investment income impact	17	—	—	—	(17)	—	—	—	—
Income tax expense impact	(14)	(22)	(6)	31	6	9	(1)	179	182
After tax and noncontrolling interests impact	(454)	36	10	(52)	(11)	(14)	1	179	(305)
Diluted loss per share impact	$(4.26)	$0.34	$0.09	$(0.49)	$(0.10)	$(0.13)	$0.01	$1.68	$(2.86)
(1) Consists of transaction costs associated with strategic initiatives, expenses associated with legal matters and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended October 29, 2016
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$3,399	$—	$102	$—	$—	$(66)	$—	$—	$3,435
Selling and administrative impact	4,530	(216)	(80)	—	—	—	(52)	—	4,182
Depreciation and amortization impact	278	—	(7)	—	—	—	—	—	271
Impairment charges	18	—	(18)	—	—	—	—	—	—
Gain on sales of assets impact	(166)	—	—	63	—	—	—	—	(103)
Operating loss impact	(1,261)	216	207	(63)	—	(66)	52	—	(915)
Interest and investment loss impact	(25)	—	—	—	29	—	—	—	4
Income tax expense impact	(39)	(81)	(78)	24	(11)	25	(20)	630	450
After tax and noncontrolling interests impact	(1,614)	135	129	(39)	18	(41)	32	630	(750)
Diluted loss per share impact	$(15.10)	$1.26	$1.21	$(0.36)	$0.17	$(0.39)	$0.30	$5.89	$(7.02)
(1) Consists of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

	39 Weeks Ended October 31, 2015
.		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$4,215	$—	$17	$—	$—	$(30)	$(126)	$—	$4,076
Selling and administrative impact	5,005	(172)	(19)	—	—	—	(39)	—	4,775
Depreciation and amortization impact	330	—	(2)	—	—	—	—	—	328
Impairment charges impact	71	—	(71)	—	—	—	—	—	—
Gain on sales of assets impact	(730)	—	—	687	—	—	—	—	(43)
Operating loss impact	(461)	172	109	(687)	—	(30)	(87)	—	(984)
Interest and investment loss impact	(27)	—	—	—	25	—	—	—	(2)
Income tax benefit impact	189	(65)	(41)	258	(9)	11	33	87	463
After tax and noncontrolling interests impact	(549)	107	68	(429)	16	(19)	(54)	87	(773)
Diluted loss per share impact	$(5.15)	$1.00	$0.64	$(4.03)	$0.15	$(0.18)	$(0.51)	$0.82	$(7.26)
(1) Consists of one-time credits from vendors, transaction costs associated with strategic initiatives, expenses associated with legal matters, and other expenses.